UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2018

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On July 19, 2018, Mellody Hobson, a member of the Board of Directors of The Estée Lauder Companies Inc. (the “Company”), notified the Company that she will serve the remainder of her term, which ends on November 13, 2018, and will not stand for re-election at the Company’s 2018 Annual Meeting of Stockholders on that date.  Ms. Hobson has been a member of the Board of Directors since 2005, and the Company is grateful for her valuable contributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: July 24, 2018	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary